POWER OF ATTORNEY
      Know all by these presents, that the undersigned, Kenneth W. Boedeker, hereby constitutes and appoints each of Patricia L. Edwards, Michele L. Hatz, Christina K. Byrom, Vicky Strom and Amos J. Oelking, III, signing and/or acting singly, as the undersigned?s true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned?s capacity as an executive officer of EOG Resources, Inc. (the ?Company?),
Forms 4 and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934 (as amended, the ?Exchange Act?) and the rules and regulations thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Form 4 or Form 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or other authority as may be required under applicable law; and (3) take any other action of any type whatsoever and execute any other document of any type whatsoever, in each case in connection with the foregoing and which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact?s discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act and
the rules and regulations thereunder.      This Power of Attorney
shall remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned?s holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing. This
Power of Attorney shall be deemed to supersede and replace in its entirety, and to revoke all authority granted by, any power of attorney granted by the undersigned prior to the date hereof with respect to the subject matter hereof, effective as of the date hereof.
      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of January, 2021.


Signature:	/s/ Kenneth W. Boedeker
Name:	Kenneth W. Boedeker